Exhibit 99.1
AMICAS Reports Financial Results for the First Quarter Ended March 31, 2009
Provides 2010 business outlook
BOSTON, May 11 /PRNewswire-FirstCall/ — AMICAS, Inc. (Nasdaq: AMCS), a leader in medical image and information management solutions, today reported unaudited financial results for the first quarter ended March 31, 2009.
(Logo: http://www.newscom.com/cgi-bin/prnh/20060202/AMICASLOGO)
Q1 Financial Highlights
Revenue: Total revenues for the first quarter of 2009 were $11.3 million compared to $12.8 million for the first quarter of 2008.
Operating Income/Loss: Operating loss for the first quarter of 2009 was $1.6 million compared to an operating loss of $1.2 million for the first quarter of 2008. Operating loss for the first quarter of 2009 included $549,000 of expenses related to the acquisition and integration of Emageon Inc.
Adjusted EBITDA: The Company’s Adjusted EBITDA, excluding acquisition-related and integration costs for the first quarter of 2009, was $200,000 as compared to an Adjusted EBITDA of $33,000 for the first quarter of 2008.
Net Income/Loss: The Company’s net loss for the first quarter of 2009 was $1.2 million, or $(0.03) per share, compared to net loss of $467,000, or $(0.01) per share, for the first quarter of 2008.
Cash and Cash Flow: AMICAS ended the first quarter of 2009 with cash, cash equivalents, and a marketable securities balance of $56.6 million, no long-term debt, and working capital of $47.7 million. AMICAS generated $1.8 million of cash flow from operations in the first quarter of 2009.
Stock Repurchase: In the fourth quarter of 2008, the Board of Directors directed the Company to initiate a $5.0 million stock repurchase plan. The Company repurchased approximately 88,000 shares of its common stock for approximately $141,000 in the first quarter of 2009. Under this plan, we have repurchased approximately 281,000 shares of our common stock for approximately $426,000.
Business Perspective
“The acquisition of Emageon clearly helps AMICAS scale to execute both as a top-flight IT solution provider and as a standalone independent public company. As a result of our combination with Emageon, AMICAS now provides a market leading suite that includes radiology PACS, radiology information systems, cardiology PACS, cardiovascular information systems, referring physician tools, business intelligence tools, enterprise content management tools (serving as both the imaging component of the EMR and as a vendor-neutral archive), and revenue cycle management systems,” said Dr. Kahane.
Dr. Kahane also said, “We continue to maintain our focus on serving the end-to-end needs of imaging centers, radiology groups, and sub-specialty groups that are highly dependent on imaging during their delivery of healthcare services. At the same time, we are looking forward to providing the market with an enterprise content management solution that makes images accessible as a component of the electronic medical record.”

Dr. Kahane went on to say, “We believe we have built an excellent foundation with many very sophisticated providers of imaging services while developing an excellent product suite over the last two years. We are looking forward to combining this foundation with the customers, solutions, and employees of Emageon to establish AMICAS as the premiere independent provider of image and information management solutions in healthcare.”
Business Outlook
AMICAS expects to provide guidance for 2009 upon completion of its purchase accounting related to the Emageon Inc. acquisition, and to provide this guidance at the time that AMICAS releases its results for the second quarter of 2009.
Purchase accounting is expected to have minimal impact on 2010 results and, therefore, AMICAS is providing the following business outlook for fiscal year 2010.
•	Fiscal year 2010 revenue is expected to be $112 to $120 million

•	Fiscal year 2010 Adjusted EBITDA is expected to be $16.5 to $20.7 million
Conference Call
AMICAS will host a conference call on Tuesday, May 12, at 8:30 a.m. Eastern Time to discuss the Company’s 2009 first fiscal quarter results. Investors and other interested parties may dial in to the call using the toll free number 1.800.862.9098. (Conference ID: 7AMICAS). The conference call will also be available via Webcast at www.amicas.com. Following the conclusion of the call, a replay will be available at 1.800.283.8520 or 402.220.0870 until June 12, 2009.
About AMICAS
AMICAS, Inc. (www.amicas.com) is a leading independent provider of imaging IT solutions. AMICAS offers the industry’s most comprehensive suite of image and information management solutions — from radiology PACS to cardiology PACS, from radiology information systems to cardiovascular information systems, from revenue cycle management solutions to enterprise content management tools designed to power the imaging component of the electronic medical record. AMICAS provides a complete, end-to-end solution for radiology practices, imaging centers, and ambulatory care facilities. Hospitals and integrated delivery networks are provided with a comprehensive image management solution for cardiology and radiology that supports EMR strategies to enhance clinical, operational, and administrative functions.
Safe Harbor Statement
Except for the historical information herein, the matters discussed in this release include forward-looking statements. In particular, the forward-looking statements contained in this release include statements about our anticipated financial and operating results for the remainder of fiscal year 2009 and for fiscal year 2010. When used in this press release, the words: believes, intends, plans, anticipates, expects, estimates, and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions, and uncertainties that could cause actual results to differ materially, which include, but are not limited to, the following: a significant portion of the Company’s quarterly sales are concluded in the last month of the fiscal quarter; the length of sales and delivery cycles; the deferral and/or realization of deferred software license and system revenues according to contract terms; the timing, cost, and success or failure of current and new product and service introductions and product upgrade releases; potential patent infringement claims against AMICAS and the related defense costs; the ability of AMICAS to comply with all government laws, rules, and regulations; and other risks affecting AMICAS’ businesses generally and as set forth in AMICAS’ most recent filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” of our most recent annual report on Form 10-K, and subsequent quarterly reports on Form 10-Q. All forward-looking statements in this release are qualified by these cautionary statements and are made only as of the date of this release. AMICAS is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise. The financial statements and information as of, and for the period ended, March 31, 2009, contained in this press release are subject to review by the Company’s independent registered public accounting firm.
Adjusted EBITDA Financial Measures
Adjusted EBITDA refers to net income (loss), adjusted for amortization, acquisition-related and integration costs, depreciation, interest, taxes, and stock compensation expense.
Management believes that its Adjusted EBITDA, when viewed in addition to the Company’s reported GAAP results, provides an additional meaningful measure of operating performance, enabling investors to more thoroughly evaluate current performance in comparison to past performance. This information will necessarily differ from comparable information that may be provided by other companies and should not be considered in isolation or as an alternative to the Company’s operating and other financial information determined under GAAP. A reconciliation of net income (loss) to Adjusted EBITDA is included below.
CONTACT:
Colleen McCormick, Investor Relations
617.779.7892
cmccormick@amicas.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share data)

	March 31,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$44,076	$7,366
Marketable securities	12,502	47,627
Accounts receivable, net of allowances of $45 and $158, respectively	9,654	10,224
Prepaid expenses and other current assets	2,671	2,261
Total current assets	68,903	67,478

Property and equipment, less accumulated depreciation and amortization of $7,649 and $7,495, respectively	86	96
Acquired/developed software, less accumulated amortization of $10,766 and $10,195, respectively	5,233	5,805
Other intangible assets, less accumulated amortization of $676 and $2,144, respectively	1,224	1,256
Other assets	1,747	1,594
Total Assets	$77,970	$77,098

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$4,375	$4,156
Accrued employee compensation and benefits	1,252	1,611
Deferred revenue	15,551	14,657
Total current liabilities	21,178	20,424

Unrecognized tax benefits	1,406	1,379
Deferred revenue long term portion	930	—

Commitments and contingencies

Stockholders’ equity:
Preferred stock $.001 par value; 2,000,000 shares authorized; none issued	—	—
Common stock $.001 par value, 200,000,000 shares authorized, 51,558,435 and 51,473,965 issued, respectively	51	51
Additional paid-in capital	231,477	230,905
Accumulated other comprehensive (loss) income	(2)	100
Accumulated deficit	(129,717)	(128,549)
Treasury stock, at cost, 16,357,854 and 16,270,088 shares	(47,353)	(47,212)
Total stockholders’ equity	54,456	55,295
Total Liabilities and Stockholders’ Equity	$77,970	$77,098

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data and footnotes)

	Three Months Ended
	March 31,
	2009	2008
Revenues
Maintenance and services	$9,962	$9,753
Software licenses and system sales	1,309	3,035
Total revenues	$11,271	12,788

Costs and expenses
Cost of revenues:
Maintenance and services (a)	$4,232	4,269
Software licenses and system sales, including amortization of software costs of $571 and $489, respectively	1,060	2,211
Selling, general and administrative (b)	4,521	5,002
Research and development (c)	2,286	2,195
Depreciation and amortization	185	275
Acquisition-related and integration costs	549	—
	12,833	13,952
Operating loss	(1,562)	(1,164)
Interest income	447	789
Loss on sale of investments	—	(31)
Loss before provision for income taxes	(1,115)	(406)
Provision for income taxes	53	61
Net loss	$(1,168)	$(467)

(Loss) income per share
Basic:	$(0.03)	$(0.01)
Diluted:	$(0.03)	$(0.01)

Weighted average number of shares outstanding
Basic	35,195	43,628
Diluted	35,195	43,628

(a)	includes $39,000 and $37,000 in stock-based compensation expense for the three months ended March 31, 2009, and 2008, respectively

(b)	includes $314,000 and $284,000 in stock-based compensation expense for the three months ended March 31, 2009, and 2008, respectively

(c)	includes $104,000 and $112,000 in stock-based compensation expense for the three months ended March 31, 2009, and 2008, respectively

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended
	March 31,
	2009	2008

Operating activities
Net loss	(1,168)	$(467)

Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	185	275
Provisions for bad debts	(73)	55
Amortization of software development costs	571	489
Non-cash stock compensation expense	457	433
Changes in operating assets and liabilities:
Accounts receivable	642	(489)
Prepaid expenses and other current assets	(561)	532
Accounts payable and accrued expenses	(140)	(306)
Deferred revenue including unearned discount	1,824	454
Unrecognized tax benefits	27	25
Cash provided by operating activities	1,764	1,001

Investing activities
Purchases of property and equipment	(51)	(304)
Purchases of held-to-maturity securities	(8,403)	(124,084)
Maturities of held-to-maturity securities	27,595	113,799
Purchases of available-for-sale securities	(20,363)	(1,500)
Sales of available-for-sale securities	36,193	20,031
Cash provided by investing activities	34,971	7,942

Financing activities
Repurchase of common stock	(141)	(4,593)
Exercise of stock options	116	181
Cash used in financing activities	(25)	(4,412)

Increase in cash and cash equivalents	36,710	4,531
Cash and cash equivalents at beginning of period	7,366	8,536
Cash and cash equivalents at end of period	$44,076	$13,067

Supplemental disclosure of cash paid during the period for:
Income taxes, net of refunds	$—	$115
Non-cash investing activity:
Unrealized gain (loss) on available-for-sale securities	$(102)	$120

RECONCILIATION NET LOSS TO ADJUSTED EBITDA
(Unaudited)
(in thousands)

	Three Months Ended
	March 31,
	2009	2008

Net loss	$(1,168)	$(467)
Provision for income taxes	53	61
Interest income	447	789
Loss on sale of investments	0	(31)
Operating loss	(1,562)	(1,164)
Non-cash stock compensation expense	457	433
Acquisition-related and integration costs	549	—
Depreciation and amortization	185	275
Amortization of software development costs	571	489
Adjusted EBITDA	$200	$33
FISCAL YEAR 2010 BUSINESS OUTLOOK
(in thousands)

	FY 2010
	Low	High
Revenue	$112,000	$120,000
Adjusted EBITDA	$16,500	$20,700
FISCAL YEAR 2010 BUSINESS OUTLOOK
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(in thousands)

	FY 2010
	Low	High
Net income	$7,000	$11,000
Provision for income taxes	300	500
Interest income	700	700
Operating income	6,600	10,800
Non-cash stock compensation expense	2,500	2,500
Depreciation and amortization	7,400	7,400
Adjusted EBITDA	$16,500	$20,700
CONTACT: Colleen McCormick, Investor Relations, +1-617-779-7892, cmccormick@amicas.com